AMENDMENT NO. 1
                                       TO
                                    AGREEMENT

      This Amendment No. 1 to Agreement is entered into as of the 24th day of May, 2005, and amends that certain agreement (the "Agreement") between Cyber Defense Systems, Inc., a Florida corporation ("Cyber"); Techsphere Systems International, LLC, a Georgia LLC (referred to herein as "TSI"); William C. Robinson, James Alman, Cherokee Raiders, L.P. ("Cherokee Raiders") and Proxity, Inc., being Persons owning a majority of the issued and outstanding voting shares of capital stock of Cyber (the "Existing Cyber Controlling Shareholders"); and Mike Lawson, Frank Lively, Ed Pickett, Keith Vierela and John Youngbeck, being Persons owning a majority of the issued and outstanding voting equity interests in TSI (the "Existing Controlling TSI Equity Owners").

      In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to replace Section 1 of the Agreement with the following:

"1.   Loans.

      (a)   Cyber agrees to loan TSI the sum of $1 million for the purpose of
            (i) allowing TSI to pay $750,000 of its remaining $1 million on the license fee owed to 21st Century Airships, Inc. ("C21") no later than May 25th, pursuant to the License Agreement dated January 16, 2004 (the "C21 License Agreement"), assuming C21 acknowledges that such payment shall cure any existing default (the "C21 Payment"), and (ii) providing $250,000 to TSI for working capital and to pay outstanding legal and accounting fees. The loan from Cyber to TSI shall be represented by a promissory note substantially in the form set forth as Exhibit B-1, in the principal amount of $1 million (the "TSI Note"). The TSI Note shall bear interest at a variable rate equal to the "Prime Rate" regularly published in The Wall Street Journal, plus 1.5%, and shall mature on May 24, 2006.

      (b) In addition, Cyber agrees to issue C21 a promissory note in the amount of $250,000 as payment in full of the balance of the license fee owed by TSI to C21. Such note shall mature on August 24, 2005, and shall bear simple interest at the rate of 12% per annum. As consideration for Cyber's issuance of such note, TSI shall issue a promissory note to Cyber in substantially the form of Exhibit B-2 (the "C21 Note"). The C21 Note shall be in the principal amount of $250,000, shall be payable in full on May 24, 2006, and shall bear simple interest at the rate of 12% per annum.

      (c) No later than July 1, 2005, in order for TSI to avoid litigation, Cyber shall use its best efforts to renegotiate certain other obligations of TSI (McClure/Hadden/Fontaine), copies of which are attached to this Agreement as Exhibit A (collectively, the "Other Creditors"). In the event Cyber issues any stock, notes or other property to any of the Other Creditors, or provides any funds to TSI, for the purpose of effecting any such renegotiation, the indebtedness owed by TSI to Cyber as result of such action by Cyber shall be evidenced by one or more promissory notes issued by TSI to Cyber (collectively, the "Other Creditor Notes"). The terms of each Other Creditor Note shall be mutually acceptable to Cyber and TSI.

      (d) The TSI Note, the C21 Note and the Other Creditor Notes shall be secured by a first lien in all of TSI's assets; provided, however, at the effective time of the Merger (as hereafter defined) such security interest shall be released by Cyber. TSI hereby grants Cyber a first lien in all of its assets pursuant to the Security Agreement attached as Exhibit C and agrees to execute such other documents that Cyber may be necessary to allow Cyber to perfect its security interest is such assets.

      (e) TSI and Cyber shall have the right to amend, replace or cancel the TSI Note, the C21 Note, the Other Creditor Notes and the Security Agreement in any manner they desire without the consent of the other parties to this Agreement."

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Agreement as of the date first above written.


                                "Cyber"

                                Cyber Defense Systems, Inc.

                                By:
                                    ---------------------------------------
                                    William C. Robinson, CEO


                                "TSI"

         `                      Techsphere Systems International, LLC

                                By:
                                    ---------------------------------------
                                    Mike Lawson, President


                                "Existing Cyber Controlling Shareholders"


                                -------------------------------------------
                                William C. Robinson

                                -------------------------------------------
                                James Alman


                                Cherokee Raiders, L.P.

                                By:
                                    ---------------------------------------

                                Title:
                                       ------------------------------------


                                "Existing Controlling TSI Equity Owners"


                                -------------------------------------------
                                Mike Lawson


                                -------------------------------------------
                                Frank Lively


                                -------------------------------------------
                                Ed Pickett


                                -------------------------------------------
                                Keith Vierela


                                -------------------------------------------
                                John Youngbeck


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